Exhibit 99.1

OneSpaWorld Announces

Chief Financial Officer and Chief Operating Officer Stephen Lazarus Appointed President;

Chief Commercial Officer Susan Bonner to Step Down

Nassau, Bahamas, March 17, 2025 – OneSpaWorld Holdings Limited (NASDAQ: OSW) (“OneSpaWorld” or the “Company”), the preeminent global provider of health and wellness services and products onboard cruise ships and in destination resorts around the world, today announced that Stephen Lazarus, the Company’s Chief Financial Officer and Chief Operating Officer, has been appointed President, Chief Financial Officer, and Chief Operating Officer. The Company today also announced that Chief Commercial Officer Susan Bonner will step down, effective immediately.

In his expanded role as President, Mr. Lazarus will continue to work closely with Executive Chairman and Chief Executive Officer Leonard Fluxman, with whom Mr. Lazarus has partnered for over twenty years to build OneSpaWorld as the unassailable leader in health and wellness at sea and on land. Mr. Lazarus will lead OneSpaWorld’s extraordinary team who manage and innovate all aspects of the Company’s maritime and destination resort operations, substantially all of whom Mr. Lazarus has worked with over their careers with the Company.

Mr. Lazarus will continue to serve his duties as Chief Financial Officer until a successor is retained, leading the Company’s outstanding capital markets, accounting, tax, financial reporting, internal control, information technology, supply chain, and legal and regulatory teams and advisors, with most of whom Mr. Lazarus has worked closely for over twenty years.

Mr. Fluxman commented, “We are excited to elevate Stephen to this well-deserved leadership role, which he has earned day in and day out as a trusted, core member of our leadership team over his more than twenty-year career with our Company. He has been instrumental in leading our Company through the unprecedented impact of the COVID-19 pandemic, and has strongly contributed to our ensuing growth, strong financial performance, and dominant competitive positioning.”

Mr. Fluxman added, “Stephen’s appointment as President further underscores the strength of our leadership development culture to resource and empower our amazing people to imagine and realize value for our stakeholders across our complex global operations. I look forward to working alongside Stephen and the rest of our world-class team to build on our momentum and position OneSpaWorld for continued success.”

“It is an honor and privilege to take on this leadership role and to work even more closely alongside Leonard during such an exciting time for OneSpaWorld,” commented Mr. Lazarus. “Our compelling performance demonstrates the power of our global team, the innovation we put into practice every day, and our strong financial position — all tenets of the growth strategy I look forward to advancing to help capture the significant opportunities ahead.” Added Mr. Lazarus, “I am grateful for the confidence of our leadership team and our Board of Directors in my ability and my commitment to serve as President of our remarkable Company.”

Mr. Fluxman continued, “I would also like to thank Susan for her invaluable contributions to OneSpaWorld and our stakeholders. Susan’s exceptional efforts, commitment and operational leadership were instrumental for us to navigate through and emerge stronger than ever from the COVID-19 pandemic and position OneSpaWorld for ongoing success.”

About OneSpaWorld:

Headquartered in Nassau, Bahamas, OneSpaWorld is one of the largest health and wellness services companies in the world. OneSpaWorld’s distinguished health and wellness centers offer guests a comprehensive suite of premium health, wellness, fitness and beauty services, treatments, and products, currently onboard 199 cruise ships and at 50 destination resorts around the world. OneSpaWorld holds the leading market position within the cruise industry segment of the international leisure market, which it has earned over six decades of exceptional service; expansive global recruitment, training and logistics platforms; irreplicable operating infrastructure; powerful team; and continual service and product innovation, delivering tens of millions of extraordinary guest experiences and outstanding service to its cruise line and destination resort partners.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the Company may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative or other variations thereof and similar expressions are intended to identify such forward looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of the Company, including expectations regarding the Chief Financial Officer search, and statements regarding future plans, strategy, operations and opportunities for the Company and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to the factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) on February 21, 2025, and other risks and uncertainties included from time to time in the Company’s reports (including all amendments to those reports) filed with the SEC. The Company cautions that the foregoing factors are not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Contact:

ICR:

Investors:

Allison Malkin, 203-682-8225

allison.malkin@icrinc.com

Follow OneSpaWorld:

Instagram: @onespaworld

LinkedIn: OneSpaWorld

Facebook: @onespaworld